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                                                                    EXHIBIT 99.1


                            T-3 ENERGY SERVICES, INC.
                       13111 Northwest Freeway, Suite 500
                              Houston, Texas 77040



March 27, 2002


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


Ladies and Gentlemen:

We have received, on the date hereof, representation from Arthur Andersen LLP that their audit of the financial statements contained in T-3 Energy Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.


Sincerely,



/s/ Michael T. Mino
---------------------------------------
Vice President, Chief Financial Officer,
   Treasurer and Secretary









                                     EX-285